UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2021

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	PB	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2021, upon the recommendation of the Compensation Committee of the Board of Directors of Prosperity Bancshares, Inc. (the “Company”) and approval of the Board of Directors of the Company, the Company and Prosperity Bank (the “Bank”) entered into a new employment and change in control agreement (the “Agreement”) with Edward Z. Safady, the Vice Chairman of the Company and the Bank, that replaced his prior employment and non-solicitation agreements with the Bank.

The Agreement provides for an initial three-year term, with automatic one-year renewal periods thereafter unless either party provides the other with 60 days’ prior written notice of an election not to extend the Agreement.

Under the Agreement, Mr. Safady will receive an annual base salary of $506,482, subject to increase but not decrease. Mr. Safady will be eligible to participate in any applicable bonus programs of the Company. The decision to provide bonus compensation and the amount and terms of any such bonuses will be in the sole and absolute discretion of the Company.

Under the Agreement, if Mr. Safady’s position were to be terminated by the Company without Cause (as defined in the Agreement), or by Mr. Safady with Good Reason (as defined in the Agreement), during the period that begins six months before and ends twelve months after a Change in Control (as defined in the Agreement), he would receive a payment equal to three times his base salary then in effect, plus three times the average of his earned annual bonus payment (consisting of the bonus paid under the formulaic annual incentive bonus program and any discretionary cash bonus) for the two years prior to his termination date. In either event, Mr. Safady would continue to be subject to the non-competition and non-solicitation provisions of the Agreement until the later of the end of the term of the Agreement or one year following his termination date.

If Mr. Safady is terminated by the Company without Cause or terminates his employment for Good Reason, other than in connection with a Change in Control as discussed above, he will be entitled to receive a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay, (3) reimbursement for incurred business expenses that remain unpaid as of the date of termination, (4) any amounts or benefits which he may be entitled to through the date of termination under then-existing or applicable plans or arrangements, (5) an amount equal to the greater of (a) his base salary through the term of the agreement and (b) one times his base salary then in effect, and (6) a pro rata portion of his average annual bonus that is unpaid for the year in which termination occurs. Additionally, any outstanding restricted stock would be accelerated and vest in one-third increments for each full year worked after the applicable grant date. In either event, Mr. Safady would continue to be subject to the noncompetition and non-solicitation provisions of the Agreement until the later of the end of the term of the Agreement or one year following his termination date.

If Mr. Safady’s employment is terminated by the Company for Cause or if he terminates his employment without Good Reason, he would be entitled to receive a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay, (3) reimbursement for incurred business expenses that remain unpaid as of the date of termination, and (4) any amounts or benefits which he may be entitled to through the date of termination under then-existing or applicable plans or arrangements. In either event, Mr. Safady would continue to be subject to the non-competition and non-solicitation provisions of the Agreement until the later of the end of the term of the Agreement or one year following his termination date.

If Mr. Safady is terminated by the Company for reason of death or Disability (as defined in the Agreement), he will be entitled to receive a lump sum cash payment equal to the aggregate of (1) any unpaid portion of his base salary then in effect through the date of termination, (2) any accrued but unpaid vacation pay, (3) reimbursement for incurred business expenses that remain unpaid as of the date of termination, and (4) any amounts or benefits which he may be entitled to through the date of termination under then-existing or applicable plans or arrangements. In addition, if his employment is terminated for Disability, Mr. Safady would continue to be subject to the non-competition and non-solicitation provisions of the Agreement until the later of the end of the term of the Agreement or one year following his termination date.

The change in control payments to be made under the Agreement are subject to a limitation that the total amount of all payments to Mr. Safady that would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”)) will be reduced so that no portion of such payments to Mr. Safady would be subject to the excise tax imposed by Section 4999 of the Code, other than in the circumstances specified in the Agreement.

The summary of the Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Executive Employment Agreement dated March 10, 2021 by and among Prosperity Bancshares, Inc, Prosperity Bank and Edward Z. Safady.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC. (Registrant)

Dated: March 11, 2021	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel